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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 1998, except with respect to Note 13 as to which the date is September 30, 1998, included in KTI, Inc.'s Form 8-K/A dated October 4, 1998, and to all references to our firm included in this registration statement.


                                              /s/ Arthur Andersen, LLP
                                              Arthur Andersen, LLP


Charlotte, North Carolina,
   October 19, 1998.